Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-192440 on Form S-3 and Registration Statement Nos. 333-126161, 333-150053 and 333-183321 on Form S-8 of TreeHouse Foods, Inc. of our report dated April 18, 2014, relating to our audit of the consolidated financial statements of Snack Parent Corporation and Subsidiaries as of and for the year ended December 28, 2013, appearing in this Current Report on Form 8-K.

/s/ McGladrey LLP

Minneapolis, Minnesota

July 15, 2014